Beginning September 1st, 2014 the Company will pay Mr. Okada a salary of $100,000 per year and provide him health insurance coverage or reimburse him for his monthly health insurance expenses.

/s/ Frederick Courouble
Frederick Courouble
Chief Executive Officer